Exhibit 99.2 Accel Entertainment – Investor Presentation June 2019 TPG PACE HOLDINGS CORP.Exhibit 99.2 Accel Entertainment – Investor Presentation June 2019 TPG PACE HOLDINGS CORP.

Important Information Use of Projections This presentation contains financial forecasts prepared by TPG Pace Holdings Corp. (“Pace”) with respect to certain financial metrics of Accel Entertainment, Inc. (“Accel”), including, but not limited to, revenues (gaming, other, and gross), gross profit, EBITDA, net income, net debt, net leverage, capital expenditures, M&A, organic revenue, EBITDA margin, unlevered P/E, levered P/E, FCF, and P/E. Neither Pace’s independent auditors, nor the independent registered public accounting firm of Accel, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. The financial forecasts and projections in this presentation were prepared by Pace and not by the management of Accel, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Neither Pace nor Accel undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Pace or Accel or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Forward-Looking Statements This presentation includes “forward-looking statements.” Forward-looking statements may be identified by the use of words such as forecast, intend, seek, target, “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of Pace, Accel, or the combined company after completion of any proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) the inability to successfully retain or recruits officers, key employees, or directors following the proposed business combination; (4) effects on Pace’s public securities’ liquidity and trading; (5) the market’s reaction to the proposed business combination; (6) the lack of a market for Pace’s securities; (7) Pace’s and Accel’s financial performance following the proposed business combination; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that Pace or Accel may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission by Pace. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward- looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Pace and the Accel. These forward- looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Prospectus filed by Pace with the SEC and those described in the section entitled “Risk Factors” in Pace’s annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as Pace’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Industry and Market Data In this presentation, Pace and Accel rely on and refer to information and statistics regarding market shares in the sectors in which Accel competes and other industry data. Pace and Accel obtained this information and statistics from third-party sources, including reports by market research firms. Pace and Accel have supplemented this information where necessary with information from discussions with Accel’s customers and their own internal estimates, taking into account publicly available information about other industry participants and Accel’s management’s best view as to information that is not publicly available. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including EBITDA, EBITDA margin, Free Cash Flow, unlevered Free Cash Flow, P/E, ROIC, and net leverage. EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs). Free cash flow (FCF) is calculated as EBITDA less total capital expenditures. Accel’s net income for P/E ratios is adjusted for tax-effected route amortization expense. Management believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Accel’s financial condition and results of operations. Pace believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non- GAAP measures differently, and therefore the non-GAAP measures of Accel included in this presentation may not be directly comparable to similarly titled measures of other companies. TPG PACE HOLDINGS CORP. 2Important Information Use of Projections This presentation contains financial forecasts prepared by TPG Pace Holdings Corp. (“Pace”) with respect to certain financial metrics of Accel Entertainment, Inc. (“Accel”), including, but not limited to, revenues (gaming, other, and gross), gross profit, EBITDA, net income, net debt, net leverage, capital expenditures, M&A, organic revenue, EBITDA margin, unlevered P/E, levered P/E, FCF, and P/E. Neither Pace’s independent auditors, nor the independent registered public accounting firm of Accel, audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. The financial forecasts and projections in this presentation were prepared by Pace and not by the management of Accel, and these financial forecasts and projections should not be relied upon as being necessarily indicative of future results. Neither Pace nor Accel undertakes any commitment to update or revise the projections, whether as a result of new information, future events, or otherwise. In this presentation, certain of the above-mentioned projected information has been repeated (in each case, with an indication that the information is an estimate and is subject to the qualifications presented herein), for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective forecasts are indicative of the future performance of Pace or Accel or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Forward-Looking Statements This presentation includes “forward-looking statements.” Forward-looking statements may be identified by the use of words such as forecast, intend, seek, target, “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, performance, strategies, synergies, prospects, and other aspects of the businesses of Pace, Accel, or the combined company after completion of any proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the inability to complete the transactions contemplated by the proposed business combination; (2) the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) the inability to successfully retain or recruits officers, key employees, or directors following the proposed business combination; (4) effects on Pace’s public securities’ liquidity and trading; (5) the market’s reaction to the proposed business combination; (6) the lack of a market for Pace’s securities; (7) Pace’s and Accel’s financial performance following the proposed business combination; (8) costs related to the proposed business combination; (9) changes in applicable laws or regulations; (10) the possibility that Pace or Accel may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission by Pace. Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward- looking statements contained in this presentation are based on our current expectations and beliefs concerning future developments and their potential effects on Pace and the Accel. These forward- looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Prospectus filed by Pace with the SEC and those described in the section entitled “Risk Factors” in Pace’s annual report on Form 10-K for the year ended December 31, 2018 filed with the SEC, as well as Pace’s other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, you should not put undue reliance on these statements. Industry and Market Data In this presentation, Pace and Accel rely on and refer to information and statistics regarding market shares in the sectors in which Accel competes and other industry data. Pace and Accel obtained this information and statistics from third-party sources, including reports by market research firms. Pace and Accel have supplemented this information where necessary with information from discussions with Accel’s customers and their own internal estimates, taking into account publicly available information about other industry participants and Accel’s management’s best view as to information that is not publicly available. Use of Non-GAAP Financial Measures This presentation includes non-GAAP financial measures, including EBITDA, EBITDA margin, Free Cash Flow, unlevered Free Cash Flow, P/E, ROIC, and net leverage. EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs). Free cash flow (FCF) is calculated as EBITDA less total capital expenditures. Accel’s net income for P/E ratios is adjusted for tax-effected route amortization expense. Management believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Accel’s financial condition and results of operations. Pace believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. Other companies may calculate non- GAAP measures differently, and therefore the non-GAAP measures of Accel included in this presentation may not be directly comparable to similarly titled measures of other companies. TPG PACE HOLDINGS CORP. 2

Important Information (continued) No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Pace or Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Pace and Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Pace’s, Accel’s, their respective affiliates, nor Pace’s, Accel’s or their affiliates’ directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information. This presentation is an expression of Pace’s interest in Accel and does not constitute an offer or agreement to acquire Accel; it being understood that the terms of any such acquisition would be set forth in definitive documents in form and substance satisfactory to the parties and executed by them. Re-Audit: The historical financial numbers for Accel presented in this presentation, while audited, are subject to revision based on the completion of a re-audit by an independent registered public accounting firm. While Pace and Accel do not anticipate that there will be material differences in the historical financial numbers presented for Accel from the re-audited historical financial numbers, no assurance can be given that there will be any differences, material or otherwise. Additional Information and Where to Find It In connection with the proposed business combination, Pace intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus with respect to the securities to be issued in connection with the transactions contemplated by the proposed business combination. The definitive registration statement will contain important information about the transactions contemplated by the proposed business combination and related matters. INVESTORS AND SECURITY HOLDERS OF PACE AND ACCEL ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The registration statement and other relevant materials (when they become available) and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the registration statement by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Participants in the Solicitation Pace, Accel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed business combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed business combination will be set forth in the registration statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the registration statement that Pace intends to file with the SEC. No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable regulations in the Cayman Islands. TPG PACE HOLDINGS CORP. 3Important Information (continued) No Representations or Warranties This presentation does not purport to contain all of the information that may be required to evaluate a possible transaction. No representation or warranty, express or implied, is or will be given by Pace or Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person as to the accuracy or completeness of the information in this presentation (including as to the accuracy or reasonableness of statements, estimates, targets, projections, assumptions, or judgments) or any other written, oral, or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions, or misstatements, negligent or otherwise, relating thereto. Accordingly, none of Pace and Accel or any of their respective affiliates, directors, officers, employees, or advisers or any other person shall be liable for any direct, indirect, or consequential loss or damages suffered by any person as a result of relying on any statement in or omission from this presentation and any such liability is expressly disclaimed. This presentation is not intended to constitute and should not be construed as investment advice and does not constitute investment, tax, or legal advice. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of Pace’s, Accel’s, their respective affiliates, nor Pace’s, Accel’s or their affiliates’ directors, officers, employees, members, partners, shareholders, or agents makes any representation or warranty with respect to the accuracy of such information. This presentation is an expression of Pace’s interest in Accel and does not constitute an offer or agreement to acquire Accel; it being understood that the terms of any such acquisition would be set forth in definitive documents in form and substance satisfactory to the parties and executed by them. Re-Audit: The historical financial numbers for Accel presented in this presentation, while audited, are subject to revision based on the completion of a re-audit by an independent registered public accounting firm. While Pace and Accel do not anticipate that there will be material differences in the historical financial numbers presented for Accel from the re-audited historical financial numbers, no assurance can be given that there will be any differences, material or otherwise. Additional Information and Where to Find It In connection with the proposed business combination, Pace intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus with respect to the securities to be issued in connection with the transactions contemplated by the proposed business combination. The definitive registration statement will contain important information about the transactions contemplated by the proposed business combination and related matters. INVESTORS AND SECURITY HOLDERS OF PACE AND ACCEL ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The registration statement and other relevant materials (when they become available) and any other documents filed by Pace with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the registration statement by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Participants in the Solicitation Pace, Accel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed business combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 13, 2019. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: TPG Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: pace@tpg.com. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace shareholders in connection with the proposed business combination will be set forth in the registration statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the registration statement that Pace intends to file with the SEC. No Offer or Solicitation This presentation is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and applicable regulations in the Cayman Islands. TPG PACE HOLDINGS CORP. 3

Transaction Summary

TPG PACE HOLDINGS

NYSE: TPGH

Sponsored Public Listing

ACCELENTERTAINMENT

NYSE: ACEL

Transaction Overview

- TPG Pace Group raised $450 million through the IPO of a special purpose acquisition company ("SPAC") in June 2017, called TPG Pace Holdings Corp. ("Pace" or "TPGH")
- Pace has entered into a transaction agreement with the shareholders of Accel Entertainment, Inc. ("Accel")
  - Pace expects to effect Accel's public listing for $884 million and target net cash of $4 million, resulting in $888 million initial market capitalization
  - Represents an attractive entry multiple of 8.6x 2020E EBITDA(1), 10.2x 2020E FCF(2), and 14.6x 2020E P/E(3), given near-term EBITDA growth of over 20% per year and recent legislation expanding video gaming
  - Accel's founders and management are rolling 80% of their shares of Accel into the publicly listed company
- Transaction combines a strong entrepreneurial team and best-in-class operations with a strong balance sheet and public acquisition currency

Accel is the best-in-class gaming-as-a-service platform and biggest video gaming operator in the U.S.(4)

1. Assumes midpoint of Pace's EBITDA projection range
2. Free cash flow calculated as EBITDA less total capex, ~8.8x 2020E FCF excluding equipment growth capex
3. P/E based on cash net income (adjusted for tax-effected route amortization costs related to historical acquisitions)
4. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S.

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics including EBITDA and FCF

TPG PACE HOLDINGS CORP. 4

Introduction to Accel (2) Key Metrics Growth of Video Gaming Portfolio (End of Period) ▪ ~25% segment share in Illinois Biggest Video 11,196 ▪ ~1,700 locations Gaming Terminal 10,084 9,096 (3) Operator in the 7,649 ▪ Revenue: 19E $423mm, 20E $527mm 6,439 (1) U.S. (3) 4,947 ▪ EBITDA: 19E $83mm, 20E $103mm 3,777 3,232 2,333 2,138 2,096 1,886 1,686 1,442 ▪ ~7.5 years average contract length 1,162 908 826 565 (4) ▪ ~$3bn already contracted Revenue Earnings YE13 YE14 YE15 YE16 YE17 YE18 YE19E YE20E YE21E (4) ▪ ~$885mm already contracted EBITDA Visibility Locations (#) Video Gaming Terminals (VGTs) (#) ▪ ~400 locations signed and pending (3) launch EBITDA Generation (6) Organic EBITDA 18A- ROIC (5) 20E CAGR Attractive 24% 21% 118-125 9% 7% (5) Growth & 100-106 (6) 83 ROIC Average Average 64 (7) (7) Gaming Peers Gaming Peers 49 33 26 19 19E Net Leverage 4x 5 Strong Balance (0x) Sheet 2013A 2014A 2015A 2016A 2017A 2018A 2019E 2020E 2021E (7) Average Gaming Peers EBITDA ($mm) Accel is the best-in-class gaming-as-a-service provider in Illinois and the only pure play listed (1) company to focus on this opportunity 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. 2. Pace’s projected locations and VGTs at the top of the range and assumes M&A 3. Assumes midpoint of Pace’s Revenue and EBITDA projection ranges. See page 33 for detailed assumptions and calculations. Assumes M&A 4. Revenue and EBITDA from existing contracted portfolio until contract expiry and assumes impact of 2019 amendment to video gaming 5. 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021 6. ROIC defined as operating profit after tax divided by average invested capital as of FY 2018. Invested capital defined as total assets less cash and current liabilities plus current debt and accumulated amortization 7. Market data as of June 12, 2019. Gaming peers comprised of AGS, ALL.AX, BYD, CHDN, CZR, ERI, EVRI, GDEN, IGT, LVS, MCRI, MGM, PENN, RRR, SGMS, TSG, and WYNN Note: With respect to projections, see page 2 “Use of Projections” under “Important Information” and page 33 “Accel Financial Summary” for information regarding non-GAAP metrics. With respect to industry and other data disclosed on this page, see page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 5Introduction to Accel (2) Key Metrics Growth of Video Gaming Portfolio (End of Period) ▪ ~25% segment share in Illinois Biggest Video 11,196 ▪ ~1,700 locations Gaming Terminal 10,084 9,096 (3) Operator in the 7,649 ▪ Revenue: 19E $423mm, 20E $527mm 6,439 (1) U.S. (3) 4,947 ▪ EBITDA: 19E $83mm, 20E $103mm 3,777 3,232 2,333 2,138 2,096 1,886 1,686 1,442 ▪ ~7.5 years average contract length 1,162 908 826 565 (4) ▪ ~$3bn already contracted Revenue Earnings YE13 YE14 YE15 YE16 YE17 YE18 YE19E YE20E YE21E (4) ▪ ~$885mm already contracted EBITDA Visibility Locations (#) Video Gaming Terminals (VGTs) (#) ▪ ~400 locations signed and pending (3) launch EBITDA Generation (6) Organic EBITDA 18A- ROIC (5) 20E CAGR Attractive 24% 21% 118-125 9% 7% (5) Growth & 100-106 (6) 83 ROIC Average Average 64 (7) (7) Gaming Peers Gaming Peers 49 33 26 19 19E Net Leverage 4x 5 Strong Balance (0x) Sheet 2013A 2014A 2015A 2016A 2017A 2018A 2019E 2020E 2021E (7) Average Gaming Peers EBITDA ($mm) Accel is the best-in-class gaming-as-a-service provider in Illinois and the only pure play listed (1) company to focus on this opportunity 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. 2. Pace’s projected locations and VGTs at the top of the range and assumes M&A 3. Assumes midpoint of Pace’s Revenue and EBITDA projection ranges. See page 33 for detailed assumptions and calculations. Assumes M&A 4. Revenue and EBITDA from existing contracted portfolio until contract expiry and assumes impact of 2019 amendment to video gaming 5. 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021 6. ROIC defined as operating profit after tax divided by average invested capital as of FY 2018. Invested capital defined as total assets less cash and current liabilities plus current debt and accumulated amortization 7. Market data as of June 12, 2019. Gaming peers comprised of AGS, ALL.AX, BYD, CHDN, CZR, ERI, EVRI, GDEN, IGT, LVS, MCRI, MGM, PENN, RRR, SGMS, TSG, and WYNN Note: With respect to projections, see page 2 “Use of Projections” under “Important Information” and page 33 “Accel Financial Summary” for information regarding non-GAAP metrics. With respect to industry and other data disclosed on this page, see page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 5

Key Investment Highlights

1 Highly visible path to growing EBITDA through multiple avenues

- Organic / new locations at attractive ROICs in states in which Accel is licensed (IL and PA (provisional license))
- Accretive tuck-ins

2019E-2021E EBITDA Growth: +46%

2 Significant surplus free cash flow[1] growing to ~$100mm per year

- Significant optionality to return cash to investors via dividends or buybacks
- Funding for attractive upside opportunities

2020E-2021E Cumulative FCF Generation: ~$200mm[1]

3 Multiple opportunities to accelerate growth

- New products, including sports betting, in existing markets
- Expansion of total addressable market as states continue to legalize video gaming

Significant Optionality

4 Attractive fundamental valuation

- Discount to public peers and DCF
- Unlevered balance sheet enables M&A and accretive stock buybacks

Multiple Re-rating Opportunity

Signed Contract Portfolio Guides EBITDA Forecast & Visibility

Run-Rate EBITDA ($mm)[2][3]


64
87
90
101
111
2018 Actual
Run-Rate of Locations Open in Q1
2019 Run-Rate of Guidance
Run-Rate All 2019 Locations
Run-Rate of All Signed Locations
Run-Rate Signed Contracts
Run-Rate Impact of New Legislation

Total Locations[3]


1,686
1,740
1,886
1,960
2,124
2018 Actual
Locations Open in Q1
2019 Run-Rate of Guidance
All 2019 Locations
All Signed Locations
Run-Rate Signed Contracts

TEV / EBITDA	9.8x	8.8x	7.9x
TEV / FCF[1]	12.5x	10.9x	9.6x

Accel is positioned to deliver significant returns via a combination of earnings growth, cash flow, and multiple expansion

1. Free cash flow is defined as EBITDA less total capex (excludes M&A). Run-rate analysis assumes normalized run-rate capex levels of $19m
2. Incremental run-rate impact from new legislation assumes additional 6th VGT in 400 existing high performance locations at $139 HPD and 10% increase to Pace base case HPD due to higher betting limits.
3. Run-rate of signed contracts assumes go live with 5 VGTs per location and achieve a run-rate hold per day (HPD) at a 10% increase over Accel's average HPD of $138 as of Q1 2019 at a 23% contribution margin.

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics including EBITDA and FCF

TPG PACE HOLDINGS CORP.
6

Gaming-as-a-Service – Accel's Turnkey Solution for State of the Art Gaming

Full Suite of Products

Video Gaming Terminals

Redemption Machines / Other Amusements



Profitable to Location Owners

- Improves visibility and appeal of small local business
- Drives higher in store foot traffic
- Meaningfully increases 4-wall operating margins
- Alternative stable source of revenue
- Drives local employment

Added Convenience for Consumers

- Convenience / local footprint
- State-of-the-art games from top manufacturers
- Flexibility to engage in other non-gaming activities based on venue
- No need to travel to a casino

Significant Tax Revenues to State / Local Government

- Meaningful tax revenue


Illinois Video Gaming State & Local Taxes ($mm)
--
36
146
241
306
361
422
FY12
FY13
FY14
FY15
FY16
FY17
FY18

Accel is Best-in-Class

- Highly Effective Marketing Strategies
- Data-Driven Analytics & Optimization
- Strong Pipeline of Potential New Locations
- Seamless Licensing and On-boarding
- Secure In-house Cash Collection and Treasury Services
- Compliance Support
- Best-in-Class Technicians Minimizes Downtime
- Ongoing Training for Establishment Staff

Accel helps its local business partners to maximize their sq ft

Local partners earn an average of $80k additional revenue per location per year

Source: Taxes reported by Illinois Gaming Board on a state fiscal year ended June basis. See page 2 "Industry and Market Data" under "Important Information"

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TPG PACE HOLDINGS CORP.
7

Gaming Has Been Resilient in Recessions Total U.S. Gaming: Representative Cycle-Resistant Market: YoY Revenue Growth % Iowa Gaming Historical Performance (2007-2017) Commercial regional gaming markets are more stable Domestic gaming revenues are generally quite defensive than Las Vegas due to a more stable local player base → overall industry experienced a minor slowdown in the last recession and rapidly recovered within 3 years Iowa is a mature market with more than 2x slots density than IL # Positions Revenue ($mm) Iowa Gaming 25,000 2,000 20,000 1,600 15,000 1,200 10,000 800 5,000 400 Significant impact from several state-wide smoking bans enacted during 2007-2009 -- -- (e.g. IL, LA, MD, OR, PA) 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 Total Gaming Positions Gaming Revenue ($mm) Low-limit slots are resilient as consumers typically continue to engage in locally convenient, low cost forms of entertainment even in a recession Accel’s pipeline of signed locations provides a solid cycle buffer and as the economy weakens creates added incentive for new locations to go live 1. Core “same store” regional markets defined by Credit Suisse and focus on more mature and representative commercial regional gaming markets, adjusted for adjacent new supply, cannibalization between markets, and excluding genuinely additive supply and destination markets Source: State Gaming Boards, UNLV Center for Gaming Research, and Marquette Advisors “Iowa Gaming Market Analysis” (Oct 2017) Note: See page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 8Gaming Has Been Resilient in Recessions Total U.S. Gaming: Representative Cycle-Resistant Market: YoY Revenue Growth % Iowa Gaming Historical Performance (2007-2017) Commercial regional gaming markets are more stable Domestic gaming revenues are generally quite defensive than Las Vegas due to a more stable local player base → overall industry experienced a minor slowdown in the last recession and rapidly recovered within 3 years Iowa is a mature market with more than 2x slots density than IL # Positions Revenue ($mm) Iowa Gaming 25,000 2,000 20,000 1,600 15,000 1,200 10,000 800 5,000 400 Significant impact from several state-wide smoking bans enacted during 2007-2009 -- -- (e.g. IL, LA, MD, OR, PA) 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 Total Gaming Positions Gaming Revenue ($mm) Low-limit slots are resilient as consumers typically continue to engage in locally convenient, low cost forms of entertainment even in a recession Accel’s pipeline of signed locations provides a solid cycle buffer and as the economy weakens creates added incentive for new locations to go live 1. Core “same store” regional markets defined by Credit Suisse and focus on more mature and representative commercial regional gaming markets, adjusted for adjacent new supply, cannibalization between markets, and excluding genuinely additive supply and destination markets Source: State Gaming Boards, UNLV Center for Gaming Research, and Marquette Advisors “Iowa Gaming Market Analysis” (Oct 2017) Note: See page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 8

Accel's Senior Management Team

Executive		Relevant Experience
Andy Rubenstein *President, CEO, & Director*		▪ Chairman and CEO, responsible for overall business operations ▪ Prior to Accel, Andy was the owner and operator of the largest liquor store chain in central Illinois by revenue after starting his career at Arthur Andersen Consulting ▪ Vast experience of successfully introducing progressive retail and customer service strategies ▪ BA (Economics) and MA (International Finance & Economics) from Brandeis University
Derek Hamer *General Counsel & Chief Compliance Officer*		▪ Practiced law for 22 years → 19 years in the gaming industry ▪ Currently serves as the Secretary of the Illinois Gaming Machine Operators Association ▪ Previously worked at Stadium Technology, Progressive Gaming International, and WMS Gaming ▪ Former Deputy Attorney General on Nevada Gaming Control Board and Gaming Commission ▪ BA (Criminal Justice) from University of Illinois at Chicago; JD from Drake University School
Brian Carroll *Chief Financial Officer*		▪ Controls financial reporting, treasury, count room processing, route collections, and security ▪ Previously an executive and consultant at various companies focused on M&A / restructurings ▪ Appointed by a federal judge to serve as a Special Master in the Southern District of Ohio Federal Court mediating complex financial litigation ▪ CPA, BA (Finance) from Loyola U.; MBA. (Accounting) from DePaul Univ.; JD John Marshall Law
Mark Phelan *Chief Revenue Officer*		▪ Focuses on revenue optimization, cost efficiencies, technology, and data analytics ▪ Previously a portfolio manager at a $100mm single family office based in San Francisco ▪ Former Managing Director and Head of Trading Desk for Convertible Bonds at Piper Jaffray and Head of Asian Derivatives Trading Desk at DRW Holdings ▪ BA (English), MA (International Relations), and MBA (Accounting) from University of Chicago
Mike Pappas *EVP of Business Development & Government Relations*		▪ Over 40 years of route gaming / amusements experience ▪ Managing Member of Fair Share Gaming, LLC and Fair Share Amusements (acquired by Accel in 2017) ▪ Serves on the board of the Illinois Gaming Machine Operators Association ▪ B.S. (Accounting) from University of Illinois at Chicago

Highly qualified management team with significant gaming experience

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TPG PACE HOLDINGS CORP.
9

Investment Highlights TPG PACE HOLDINGS CORP.Investment Highlights TPG PACE HOLDINGS CORP.

Investment Highlights 1 2 3 4 5 Industry Favorable Leading Superior Multiple Attractive Industry Gaming-as- Financial Ways to Fundamental Tailwinds a-Service Model Grow Valuation (1) Platform 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. TPG PACE HOLDINGS CORP. 11Investment Highlights 1 2 3 4 5 Industry Favorable Leading Superior Multiple Attractive Industry Gaming-as- Financial Ways to Fundamental Tailwinds a-Service Model Grow Valuation (1) Platform 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. TPG PACE HOLDINGS CORP. 11

1 Significant Total Addressable Market Opportunity

2025E TAM



Accel 2019E
Revenue: $0.4bn
Illinois
2025E(1)
$3+bn
Existing Markets(2)
$10+bn
+New Markets(3)
$20-25bn
+New Products(4)
$30-35bn

Video Gaming is the Fastest Growing Segment



Slot Machine Growth(5)
Total Slots (000s) (2018)
895
108
31
1%
5%
11%
Total U.S. Casino Slots (12-18 CAGR)
All VGTs (12-18 CAGR)
IL VGTs (16-18 CAGR)

Gaming-as-a-Service TAM

2025E Existing Video Gaming Markets[1][2]

Continued penetration and growth in newly legalized states and annual GDP growth in mature states

New Markets[3]

Assumes all casino states legalize video gaming → grows to be 20% of casino revenues by 2025

New Products[4]

Sports betting market of $10-15bn by 2025

Gaming-as-a-Service is the fastest growing segment in gaming and has a very large TAM

1. Assumes Illinois market grows at 15% CAGR based on further penetration in existing cities and legalization of opt-out municipalities such as Chicago (bottoms up analysis suggests potential growth of up to 2x-3x)
2. Video gaming revenues for Louisiana, Montana, Nevada, Oregon, South Dakota, and West Virginia growing at 2% CAGR through 2025. Also includes management's estimate for PA run-rate revenue of ~$1.7bn and existing potential revenue of ~$1.3bn from Georgia's coin-operated amusement machines
3. Assumes video gaming legalization in all other states that currently allow commercial or tribal casinos driving run-rate revenue at 20% current casino revenues in those states
4. Based on management and industry estimates
5. Based on Eilers & Krejcik's "Gaming Slot & Table Counts" report

Note: See page 2 "Industry and Market Data" under "Important Information". Based on state gaming boards and AGA "State of the States" 2017 casino survey

TPG PACE HOLDINGS CORP.
12

1 Video Gaming Regulations and Tax Benefits in Illinois

Illinois Video Gaming Act & Recently Passed Gaming Expansion Bill

- Illinois passed the Video Gaming Act in 2009 → operations began in 2012
- After the 2019 amendment, up to 6 VGTs in licensed liquor, fraternal and veterans establishments, and truck stops (large truck stops are eligible for 10 VGTs)
- All licensed VGTs are monitored and controlled by the IGB through a Central Communications System developed and maintained by Scientific Games International
- Illinois passed a gaming expansion bill in June 2019, increasing maximum bet from $2 to $4, maximum payouts from $500 to $1,199, and a progressive jackpot of up to $10,000

Net Terminal Income Split[1]


Terminal Operator 32.6%
Taxes 34.0%
Scientific Games 0.9%
Location Owner 32.6%

Annual State & Local Gaming Taxes by Source ($mm)


483
483
457
457
548
548
594
36
558
662
146
517
740
241
498
791
306
485
836
361
475
891
422
469
FY10
FY11
FY12
FY13
FY14
FY15
FY16
FY17
FY18
Riverboat
Video Gaming
13A-18A CAGR
8%
63%
(3%)

Since its introduction in 2012, video gaming has become a key part of Illinois's tax base → raising ~$1,230mm in state taxes and ~$205mm for local municipalities to date

1. Net terminal income defined as the money put into a video gaming terminal (VGT) minus the credits paid to the player. New tax / revenue share regime expected to begin July 1, 2020 (state fiscal year 2021) vs. current tax rate of 30% and 33% between Jul-2019 to Jun-2020 (state fiscal year 2020)

Source: Illinois Gaming Board on a state fiscal year ended June basis

Note: See page 2 "Industry and Market Data" under "Important Information". See page 36 "Key Definitions" for additional key terms

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TPG PACE HOLDINGS CORP.
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2 Fragmented Landscape in Illinois

Top 6 Terminal Operators by Location (2018 End of Period)

Segment Share	25%	16%	7%	6%	6%	6%	35%
# Add'l Locations since YE16	+524	+363	+134	+18	+84	(49)	(18)



1,686
1,060
464
439
403
382
2,381
ACCELENTERTAINMENT.
J&J Ventures GAMING
GOLD RUSH GAMING
GRAND RIVER jackpot
PRAIRIE STATE GAMING (1)
GEM
47 Other Terminal Operators

Accel's cost efficiency enables it to operate profitably in locations with less revenue and develop the largest VGT footprint in Illinois

1. Prairie State Gaming is also known as Illinois Gaming Investors, LLC and was acquired by Penn National Gaming in July 2015
Source: Illinois Gaming Board for peers and Scientific Games terminal operator portal for Accel
Note: See page 2 "Industry and Market Data" under "Important Information"

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TPG PACE HOLDINGS CORP.
14

3 Steady Expansion of Accel's Location Portfolio

Annual Licenses Won



1,035
197
838
985
177
808
1,077
285
792
1,037
270
767
2015
2016
2017
2018
Other TOs
Accel's New Licenses
Accel % Total
19%
18%
26%
26%

Average ~7 Months for Location to Go Live

Accel's Annual Competitive Conversions



34
104
149
109
2015
2016
2017
2018
Signed Competitive Conversions

Average ~3 Years for Location to Go Live

Validation and Time Required Before Signed Locations Can Go Live

Accel's Annual Locations Additions to Live Portfolio



74
2
72
85
26
59
129
31
98
133
59
74
150
57
93
2015
2016
2017
2018
2019E
Signed & Expected to Go Live in Q2-Q4 19: +220
Additions in 1Q19: +54
Annual Net Location Openings (1)
Annual Converted Locations

Assumptions

~1,000 licenses issued per year

Accel to obtain ~25% of total licenses

= 240-260 new locations

+ 40-60 competitive conversions

– ~125 locations closures

= 150-200 organic locations / year

Continued growth opportunities in video gaming → Accel gained ~25% of annual new licenses in 2017 and 2018 and is winning additional business from competitors

1. Location openings are net of establishments that have closed during the year

Note: With respect to projections on this page, see page 2 "Use of Projections" under "Important Information"

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15

3 Accel’s Location Trends by Vintage (1) Revenue by Vintage ($mm) No evidence of vintage erosion as churn is offset by revenue growth 396 332 248 173 2016 2017 2018 Run-Rate 1Q19 Before 2014 2014 2015 2016 2017 2018 Q1 2019 Non-Gaming Revenue (2) Hold Per Day per Month since Opening by Vintage ($) 250 New locations are maturing faster and are above average quality 200 150 100 50 -- 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 Months since Opening 2014 2015 2016 2017 2018 Q1 2019 Stable base of topline growth and predictable revenue maturation curve as new locations are signed up 1. Run-rate revenue based on annualized revenue from pre-2019 installed base and adjusted for full-year equivalent of Q1 2019 location contributions 2. As of April 2019. See page 36 “Key Definitions” for key terms. Monthly hold per day calculated based on monthly net terminal income divided by average of 30.4 days per month in service TPG PACE HOLDINGS CORP. 163 Accel’s Location Trends by Vintage (1) Revenue by Vintage ($mm) No evidence of vintage erosion as churn is offset by revenue growth 396 332 248 173 2016 2017 2018 Run-Rate 1Q19 Before 2014 2014 2015 2016 2017 2018 Q1 2019 Non-Gaming Revenue (2) Hold Per Day per Month since Opening by Vintage ($) 250 New locations are maturing faster and are above average quality 200 150 100 50 -- 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 Months since Opening 2014 2015 2016 2017 2018 Q1 2019 Stable base of topline growth and predictable revenue maturation curve as new locations are signed up 1. Run-rate revenue based on annualized revenue from pre-2019 installed base and adjusted for full-year equivalent of Q1 2019 location contributions 2. As of April 2019. See page 36 “Key Definitions” for key terms. Monthly hold per day calculated based on monthly net terminal income divided by average of 30.4 days per month in service TPG PACE HOLDINGS CORP. 16

3 Accel has Consistent Success in Improving Acquisition Performance



LTM Hold Per Day at Acquisition ($)
LTM Hold Per Day as of Mar-19 ($)
Hold Per Day CAGR (%)
+10%
85
141
+11%
103
164
+10%
80
122
+8%
105
147
+4%
95
107
+7%
168
190
+4%
238
244
+17%
165
180
A
B
C
D
E
F
G
H

	A	B	C	D	E	F	G	H
Acquisition Year:	2013	2014	2014	2014	2016	2017	2018	2018
# Acquired Locations	51	8	10	27	122	121	23	71
Total % Increase	+66%	+59%	+53%	+40%	+12%	+13%	+3%	+9%

Proven ability to add value and improve acquired location economics through operating efficiencies, strategic refocus, and better marketing

Source: Management as of April 2019
Note: See page 36 "Key Definitions" for definition of "hold per day"

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TPG PACE HOLDINGS CORP.
17

3 Simple Economic Model Building Blocks → Key Guidance Assumptions

Annual Location Growth

- **Market Growth / New Openings:** 240-260 openings *less* 125 closures
- \+ **Competitive Conversions:** 40-60 conversions
- \+ **Acquisitions:** 40-60 acquired locations
- \+ **Expansion in Pennsylvania:** ~5 new openings

✖ **Predictable Maturation Curves**

Consistent trend across vintages of steady improvement in hold per day with no sign of saturation. Currently $138 HPD on average

3-5% same store sales growth

✖ **Long-term Contracts**

7.5 years average length of portfolio(1)

✖ **Stable EBITDA Margin**

Modest operating leverage as business continues to scale

= **Highly Visible Future Cash Flows**
Adding ~$20mm(2) EBITDA in 2020 and ~$18mm(2) in 2021

1. As of April 2019
2. Assumes M&A

Note: Assumptions exclude sports expansion and the impact / benefit of player tracking which is expected to be enabled by the Illinois Gaming Board in 2020
With respect to projections on this page, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics. See page 36 "Key Definitions" for definition of "hold per day"

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TPG PACE HOLDINGS CORP.
18

3 Accel's Historical Financials and Annual Forecasts

of Locations and VGTs (End of Period)[1][4]

Continued portfolio build-up through organic openings, acquired locations, competitive conversions, and expansion into PA



1,162
4,947
1,442
6,439
1,686
7,649
1,886
9,096
2,096
10,084
2,333
11,196
YE16
YE17
YE18
YE19E
YE20E
YE21E
Locations (#)
Video Gaming Terminals (VGTs) (#)
CAGR:
16-18 18-21E
VGTs:
24% 13%
Locations:
20% 11%

Revenue ($mm)[2][4]

Steady double digit topline growth through higher betting limits, growing player demand, and increasing footprint



173
248
332
423
508-541
589-625
2016A
2017A
2018A
2019E
2020E
2021E
Revenue ($mm)
CAGR:
16-18 18-21E
Revenue:
38% 22%

EBITDA and Capital Expenditures ($mm)[3][4]

Higher 2019 capex to support 6th VGT roll-out and software upgrades → 2020+ will generate significant FCF going forward



33
25
13
12
49
32
23
9
64
32
19
12
83
32
27
5
100-106
16
13
118-125
19
15
4
2016A
2017A
2018A
2019E
2020E
2021E
EBITDA ($mm)
Facilities & Other CX ($mm)
Growth CX ($mm)
CAGR:
16-18 18-21E
EBITDA:
39% 24%

M&A ($mm)

Market remains fragmented → Accel expects to have ample firepower to fund opportunities to acquire smaller competitors



Acquired Locations:
+169
+151
+111
~50-100 / year
29
53
56
20-40
20-40
20-40
2016A
2017A
2018A
2019E
2020E
2021E
M&A ($mm)

1. Pace's location projections assume a 6th VGT is added in 400 of Accel's high performance locations in Q4 2019 and M&A
2. Pace's revenue projections assumes a 5% increase in HPD in Q4 2019 and 10% increase in 2020 and 6th VGTs contribute $139 HPD (or 50% of high performance subset's average of $277 HPD)
3. Pace assumes taxes increase from 30% current to 33% beginning Jul-2019 and 34% beginning Jul-2020 thereafter. 2019 growth capex includes $15m from additional VGTs and new gaming software rollout
4. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics including EBITDA

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TPG PACE HOLDINGS CORP.
19

4 Multiple Additional Non-modeled Growth Levers



New Customers / Digital Marketing

- Launch Player Rewards Program to maximize players' wallet share
- Corporate customers have been slow to adopt video gaming but are beginning to partner with reputable operators such as Accel

Continued Penetration

- Continued municipality opt-ins (e.g. Chicago)
- Expand footprint in Pennsylvania

Expansion in Other Existing States

- Strategic expansion into nascent markets via organic openings or M&A
- Participation in more mature video gaming markets (e.g. Nevada, Georgia, or Montana)

Legalization in New States

- Potential for other states to expand gaming laws in the near-term (e.g. Missouri)
- Accel would be a favored entrant as a bona fide and transparent operator

New Products

- Potential to put sports betting kiosks into existing locations
- Accel can provide above-board and competitive alternatives to "grey-gaming" offerings



$1,000,000
GIVEAWAY

Near-term Opportunities → **Future Growth Drivers**

Accel stands to benefit from a number of potential non-modeled upside opportunities

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TPG PACE HOLDINGS CORP.
20

4 Potential Expansion of Video Gaming in Other States Gaming Adoption Increasing States Currently Considering Adoption of VGTs ▪ Missouri 50 48 42 – Revenue shortfall of $251mm in 2018 ▪ Mississippi – Revenue shortfall of $169mm in 2017 4 ▪ Georgia 1 7 – Exploring expansion of existing route gaming system ▪ Indiana All States Legal Gaming Casino Gaming VGT Gaming Recently Considering – Currently considering legalization of VGTs after enacting (incl. Lotteries) (incl. Tribal) Legalized VGT VGT Adoption multi-year tax cuts (PA) (1) Liberalization of Gaming Laws Typically Occur Late in States with Revenue Shortfalls the Cycle Nov 2008 Nov 2008 Jul 2009 Jul 2010 Maryland Arkansas Illinois Pennsylvania approved created a state legalized video legalized casino commercial lottery casinos gaming table games 2008 2009 2010 2011 $116.3 Have VGT/VLTs $103.5 $100.7 Nov 2009 $95.0 Neither May 2009 Jul 2010 Nov 2010 FY17 Only Ohio FY18 Only Delaware legalized approved Florida Maine approved sports betting and commercial increased land-based FY17 & FY18 casino table games casinos $2 max bet casinos 2014A 2015A 2016A 2017A Secular growth opportunity as states find that gaming increases tax base especially in times of fiscal constraint → VGT provides a material revenue opportunity and enables municipalities to participate in localized tax generation 1. Center On Budget And Policy Priorities. Pennsylvania recently legalized video gaming but there are no operating VGTs in the state to date Note: See page 2 “Industry and Market Data” under “Important Information”. Based on state gaming boards and AGA 2018 State of the States Casino report TPG PACE HOLDINGS CORP. 214 Potential Expansion of Video Gaming in Other States Gaming Adoption Increasing States Currently Considering Adoption of VGTs ▪ Missouri 50 48 42 – Revenue shortfall of $251mm in 2018 ▪ Mississippi – Revenue shortfall of $169mm in 2017 4 ▪ Georgia 1 7 – Exploring expansion of existing route gaming system ▪ Indiana All States Legal Gaming Casino Gaming VGT Gaming Recently Considering – Currently considering legalization of VGTs after enacting (incl. Lotteries) (incl. Tribal) Legalized VGT VGT Adoption multi-year tax cuts (PA) (1) Liberalization of Gaming Laws Typically Occur Late in States with Revenue Shortfalls the Cycle Nov 2008 Nov 2008 Jul 2009 Jul 2010 Maryland Arkansas Illinois Pennsylvania approved created a state legalized video legalized casino commercial lottery casinos gaming table games 2008 2009 2010 2011 $116.3 Have VGT/VLTs $103.5 $100.7 Nov 2009 $95.0 Neither May 2009 Jul 2010 Nov 2010 FY17 Only Ohio FY18 Only Delaware legalized approved Florida Maine approved sports betting and commercial increased land-based FY17 & FY18 casino table games casinos $2 max bet casinos 2014A 2015A 2016A 2017A Secular growth opportunity as states find that gaming increases tax base especially in times of fiscal constraint → VGT provides a material revenue opportunity and enables municipalities to participate in localized tax generation 1. Center On Budget And Policy Priorities. Pennsylvania recently legalized video gaming but there are no operating VGTs in the state to date Note: See page 2 “Industry and Market Data” under “Important Information”. Based on state gaming boards and AGA 2018 State of the States Casino report TPG PACE HOLDINGS CORP. 21

5 Accel vs. Gaming Peers (2) Valuation vs. Growth ROIC (1) (2) Avg Gaming Comps ROIC: 9% x20E FCF Bubble represents ROIC 21% 20.0x Regional / Local Casino Operators ALL.AX 23% Electronic Gaming & Technology CHDN LVS 21% 18.0x WYNN 12% Destination w/Asian Exposure MCRI 12% ALL.AX EVRI 10% 16.0x CHDN 10% ERI 9% RRR 8% 14.0x GDEN LVS SGMS 7% CZR ERI TSG 7% MGM 12.0x IGT 7% RRR BYD 6% EVRI MCRI TSG AGS 6% 10.2x Accel WYNN AGS 10.0x SGMS GDEN 6% BYD IGT MGM 5% PENN CZR 4% 8.0x 0% 5% 10% 15% 20% 25% 30% PENN 3% Organic Growth (excl. M&A) (18-20E EBITDA CAGR) 0% 5% 10% 15% 20% 25% Accel has a unique gaming value proposition → visibility into growth, asset light model and low capital intensity driving superior ROIs, and defensive low leverage 1. Free cash flow calculated as EBITDA less total capex. See page 2 “Use of Non-GAAP Financial Measures” under “Important Information” 2. ROIC defined as operating profit after tax divided by average invested capital as of FY 2018. Accel’s ROIC as of FY 2019 Note: 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable: Boyd acquired several casino operators in mid 2018; Caesars acquired Centaur Gaming in Nov 2018; Churchill Downs acquired several casino properties in 2018; Eldorado Resorts acquired Tropicana Entertainment in Oct 2018; PlayAGS acquired Integrity Gaming in Feb 2019; Penn National acquired Pinnacle Entertainment in Oct 2018; and Stars Group acquired Sky Betting in Jul 2018. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021 See page 2 “Industry and Market Data” under “Important Information”. Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel Source: Capital IQ and company filings. Market data as of June 12, 2019 TPG PACE HOLDINGS CORP. 225 Accel vs. Gaming Peers (2) Valuation vs. Growth ROIC (1) (2) Avg Gaming Comps ROIC: 9% x20E FCF Bubble represents ROIC 21% 20.0x Regional / Local Casino Operators ALL.AX 23% Electronic Gaming & Technology CHDN LVS 21% 18.0x WYNN 12% Destination w/Asian Exposure MCRI 12% ALL.AX EVRI 10% 16.0x CHDN 10% ERI 9% RRR 8% 14.0x GDEN LVS SGMS 7% CZR ERI TSG 7% MGM 12.0x IGT 7% RRR BYD 6% EVRI MCRI TSG AGS 6% 10.2x Accel WYNN AGS 10.0x SGMS GDEN 6% BYD IGT MGM 5% PENN CZR 4% 8.0x 0% 5% 10% 15% 20% 25% 30% PENN 3% Organic Growth (excl. M&A) (18-20E EBITDA CAGR) 0% 5% 10% 15% 20% 25% Accel has a unique gaming value proposition → visibility into growth, asset light model and low capital intensity driving superior ROIs, and defensive low leverage 1. Free cash flow calculated as EBITDA less total capex. See page 2 “Use of Non-GAAP Financial Measures” under “Important Information” 2. ROIC defined as operating profit after tax divided by average invested capital as of FY 2018. Accel’s ROIC as of FY 2019 Note: 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable: Boyd acquired several casino operators in mid 2018; Caesars acquired Centaur Gaming in Nov 2018; Churchill Downs acquired several casino properties in 2018; Eldorado Resorts acquired Tropicana Entertainment in Oct 2018; PlayAGS acquired Integrity Gaming in Feb 2019; Penn National acquired Pinnacle Entertainment in Oct 2018; and Stars Group acquired Sky Betting in Jul 2018. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021 See page 2 “Industry and Market Data” under “Important Information”. Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel Source: Capital IQ and company filings. Market data as of June 12, 2019 TPG PACE HOLDINGS CORP. 22

5 Accel's Business Model vs. Peers


TEV / 2020E EBITDA
Headline: 8.6x
PF Signed Contracts: 7.9x
~9x
~14x

AE	Regional / Local Casino Operators	Route-Based Service Providers
Focus on Route Density & Optimization	✓	✗	✓
Strong Recurring Revenue	✓	✗	✓
High Customer Retention	✓	✗	✓
Low Fixed Costs	✓	✗	✓
Low Capital Intensity	✓	✗	✗
Accretive / High Synergy M&A	✓	~	✓
2018-2020E Organic Revenue CAGR(1)	23%	~5%	~2%
2020E EBITDA Margin(2)	20%	~28%	~23%
2020E Total Capex % Revenue	3%	~6%	~6%
TEV / 2020E FCF(2)	10.2x	~11x	~19x
2020E P/E(3)	14.6x	~17x	~25x
2020E Unlevered P/E(4)	14.3x	~20x	~26x
2019E Net Leverage(2)	(0)x	~5x	~3x

Accel's recurring revenue and operational similarity to route-based services provides a compelling path to multiple re-rating

1. 2018 EBITDA for peers is pro forma for acquisitions to date to make organic growth comparable. 2018 EBITDA for Accel is pro forma anticipated acquisitions and PA expansion through 2021
2. Assumes midpoint of Pace's EBITDA projection range. See page 2 "Use of Non-GAAP Financial Measures" under "Important Information". Free cash flow calculated as EBITDA less total capex
3. Accel's net income is adjusted for tax-effected route amortization
4. Assumes no leverage (i.e. market cap = TEV). Net income excludes tax-effected interest expense

Note: Diversified gaming peers comprised of Caesars Entertainment, Eldorado Resorts, Monarch Casino & Resort, Boyd Gaming, Red Rock Resorts, Penn National Gaming, and Golden Entertainment
Route-based business services peers comprised of Waste Management, Cintas, UniFirst, The Brink's Company, Iron Mountain, Stericycle, Rollins, and ServiceMaster Global Holdings
See page 2 "Industry and Market Data" under "Important Information". Other companies may calculate similar financial measures differently than Accel and therefore may not be directly comparable to Accel

Source: Capital IQ and company filings. Market data as of June 12, 2019

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TPG PACE HOLDINGS CORP.
23

Key Takeaways Highly Visible Growth • Long-term contracted revenue • Strong backlog of new locations Compelling B2B Service Model (1) • Leader in gaming-as-a-service → largest video gaming terminal operator in the U.S. • Compelling returns on invested capital driven by asset light model Attractive Cash Flow and Balance Sheet Flexibility • Strong free cash flow conversion → low maintenance capex requirements and working capital needs • Significant firepower for strategic growth opportunities and return of capital from unlevered balance sheet Multiple Ways to Win • Numerous unmodeled upsides including new states and new products • Earnings growth + excess free cash flow + potential multiple expansion 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. TPG PACE HOLDINGS CORP. 24Key Takeaways Highly Visible Growth • Long-term contracted revenue • Strong backlog of new locations Compelling B2B Service Model (1) • Leader in gaming-as-a-service → largest video gaming terminal operator in the U.S. • Compelling returns on invested capital driven by asset light model Attractive Cash Flow and Balance Sheet Flexibility • Strong free cash flow conversion → low maintenance capex requirements and working capital needs • Significant firepower for strategic growth opportunities and return of capital from unlevered balance sheet Multiple Ways to Win • Numerous unmodeled upsides including new states and new products • Earnings growth + excess free cash flow + potential multiple expansion 1. Accel is the largest video gaming terminal operator on an EBITDA basis in the U.S. TPG PACE HOLDINGS CORP. 24

Transaction Overview TPG PACE HOLDINGS CORP.Transaction Overview TPG PACE HOLDINGS CORP.

Key Transaction Terms

Transaction Highlights	▪ Enterprise value to Pace shareholders of $884mm (8.6x 2020E EBITDA, 10.2x 2020E FCF[1]) ▪ $460mm from Pace cash in trust, including interest, and $45mm PIPE raise ▪ Post money net cash balance of $4mm ▪ Pace Sponsor and certain directors of Pace to retain 7.5mm shares at closing – 2mm out of 11.25mm sponsor shares deferred as earnout shares and 1.25mm cancelled – Pace Sponsor will transfer 0.5mm sponsor shares into a foundation created for charitable efforts in the communities Accel currently operates or plans to operate in – 1/3 of private warrants cancelled ▪ Existing Accel shareholders who roll 30% or more of their stock to receive their pro rata share of 3mm earnout shares and 2.4mm private warrants[2] ▪ Accel and Pace earnouts vest in 3 equal tranches based on the following triggers: – 2021 Earnout Tranche – $12 share price or LTM $120mm EBITDA achieved – 2022 Earnout Tranche – $14 share price or LTM $140mm EBITDA achieved – 2023 Earnout Tranche – $16 share price or LTM $160mm EBITDA achieved ▪ Closing expected in September 2019
Use of Proceeds	▪ $350mm cash consideration to existing Accel shareholders – Accel founders and management to roll 80% of equity stake – Other investors to elect mix of cash vs. equity consideration ▪ Transaction fees of ~$39mm, including Pace deferred underwriting fees ▪ Remaining cash on balance sheet for accretive capital deployment
Management and Independent Board	▪ Current Accel management to continue to run the business ▪ 2 Accel founder designees (Andy Rubenstein and Gordon Rubenstein) and 1 Pace Sponsor director continuing to serve on the Board ▪ 4 independent directors

1. Free cash flow calculated as EBITDA less total capex
2. Substantially similar terms to Pace's private warrants

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics including EBITDA and FCF

TPG

TPG PACE HOLDINGS CORP.

26

Summary Transaction Terms

Pro Forma Valuation

		At Close
Illustrative Share Price ($)[1]		$10.22
Shares Outstanding (mm)		87
Initial Market Capitalization ($mm)		**888**
PF Net Debt ($mm)		(4)
TEV to Market ($mm)		**884**
Transaction Multiples	**Metric ($mm)**	**x**
FY 2019E EBITDA	83	10.6 x
FY 2020E EBITDA[2]	**103**	**8.6 x**
FY 2020E FCF[3]	**87**	**10.2 x**
FY 2020E P/E[4]	**61**	**14.6 x**
FY 2020E 3x Levered P/E[4]	**52**	**12.3 x**

Sources & Uses (Estimated)

Sources	$mm
Existing SPAC Cash in Trust	460
PIPE	45
Total Sources	**505**

Uses	
Transaction Fees	39
Cash to Sellers	350
Deleveraging	116
Total Uses	**505**

PF Capitalization (Sep-19)

	$mm
RCF	37
Term Loan	54
less: Cash	(95)
Net Debt	**(4)**
x 2019E EBITDA	**(0.1)x**
WACD	**L + 170**

Post Transaction Ownership (Estimated)[6]



Accel Founders & Mgmt; 18%
Foundation; 1% (5)
Pace Sponsor (5) Entities; 8%
Other; 16%
PIPE; 5%
Pace Public; 52%

Float at Close 73%

1. Transaction share price based on amount of cash in trust including interest
2. Assumes midpoint of Pace's EBITDA projection range
3. Free cash flow calculated as EBITDA less total capex
4. P/E based on cash net income (adjusted for tax-effected route amortization from historical acquisitions). Levered P/E based on Accel at 3x net leverage (L+250 interest rate)
5. Pace Sponsor has agreed to cancel 1.25mm founder shares, defer 2mm founder shares as earnout subject to share price targets, and transfer 0.5mm founder shares into a foundation created for charitable efforts in the communities Accel currently or plans to operate in. Pace Sponsor shares will be split across a number of entities with different beneficial owners each holding less than 5%
6. Other outstanding instruments: 15mm public warrants for 15mm shares at $11.50 per share; 7.3mm private warrants for 7.3mm shares at $11.50 per share; 2.0mm sponsor earnout shares and 3.0mm Accel founder / management earnout shares subject to 3 tranches of EBITDA or share price thresholds of: 1) $120mm 2021 EBITDA or $12.00 share price; 2) $140mm 2022 EBITDA or $14.00 share price; and 3) $160mm 2023 EBITDA or $16.00 share price

Note: With respect to projections, see page 2 "Use of Projections" under "Important Information" and page 33 "Accel Financial Summary" for information regarding non-GAAP metrics including EBITDA, FCF and P/E

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TPG PACE HOLDINGS CORP.
27

Experienced Board Proposed Board of Directors Relevant Experience Andy Rubenstein President, CEO & Director Karl Peterson Chairman Gordon Rubenstein Hollie Haynes Kathleen Philips TBD TBD TPG PACE HOLDINGS CORP. 28Experienced Board Proposed Board of Directors Relevant Experience Andy Rubenstein President, CEO & Director Karl Peterson Chairman Gordon Rubenstein Hollie Haynes Kathleen Philips TBD TBD TPG PACE HOLDINGS CORP. 28

Anticipated Transaction Timeline Date Event ▪ Transaction Agreement Executed June 2019 ▪ Transaction Announced July 2019▪ Preliminary Proxy Materials Filed with the SEC ▪ Mail Final Proxy Materials to Shareholders August 2019 ▪ Set Record Date for Shareholder Vote September 2019▪ Hold Shareholder Vote and Close Transaction Note: Subject to SEC review timetable TPG PACE HOLDINGS CORP. 29Anticipated Transaction Timeline Date Event ▪ Transaction Agreement Executed June 2019 ▪ Transaction Announced July 2019▪ Preliminary Proxy Materials Filed with the SEC ▪ Mail Final Proxy Materials to Shareholders August 2019 ▪ Set Record Date for Shareholder Vote September 2019▪ Hold Shareholder Vote and Close Transaction Note: Subject to SEC review timetable TPG PACE HOLDINGS CORP. 29

Appendix TPG PACE HOLDINGS CORP.Appendix TPG PACE HOLDINGS CORP.

Gaming-as-a-Service Model

	Casinos	Gaming-as-a-Service	Advantages
Primary Customer Relationship	**Players** ✗ Wide catchment area	**Small Businesses** ✓ Highly local footprint	*B2B / business service play with long-term contracts* *Closest option for gamers*
Growth Prospects	✗ Largely mature and low single-digit growth	✓ Fast growing, underpenetrated	*Winning share and disrupting casinos' feeder markets given players' preference for convenience and proximity*
Capital Intensity	✗ Significant capital outlays for real estate and non-gaming offerings (e.g. buffets, shows, hotel)	✓ Asset light, equipment only	*More strategic flexibility with less legacy costs*
Competitive Dynamics	✗ Many multi-regional public and private casino operators	✓ Fragmented, mostly sub-scale providers	*Significant headroom to be the partner-of-choice in new and underpenetrated markets*
Free Cash Flow	✗ High operating expenses and ongoing capex needs	✓ Low operating expenses; low maintenance capex	*High ROIC and better ability to return capital*

Disruptive gaming-as-a-service play provides entertainment in locations closer to consumers in a capital efficient way

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Economic Benefits of Video Gaming in Illinois Economics Contributions from Video Gaming $1.5 billion State and local taxes generated since 2012 $1 billion Industry investment ($130,000 per business) 32,000 Jobs created and supported Hundreds Small businesses created Millions of dollars Provided to encourage responsible gaming Illinois’s gaming model is a successful public/private partnership that has generated significant income for government and local partners and has driven local employment Source: IL Gaming Machine Operator Association and press articles Note: See page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 32Economic Benefits of Video Gaming in Illinois Economics Contributions from Video Gaming $1.5 billion State and local taxes generated since 2012 $1 billion Industry investment ($130,000 per business) 32,000 Jobs created and supported Hundreds Small businesses created Millions of dollars Provided to encourage responsible gaming Illinois’s gaming model is a successful public/private partnership that has generated significant income for government and local partners and has driven local employment Source: IL Gaming Machine Operator Association and press articles Note: See page 2 “Industry and Market Data” under “Important Information” TPG PACE HOLDINGS CORP. 32

Accel’s Financial Summary (2016A-2021E) $ in millions, except where indicated Quarterly (8) (8) 2016A 2017A 2018A 2019E 2020E 2021E 16A-18A 18A-21E 1Q19A 2Q19E (1) # Locations (EOP) 1,162 1,442 1,686 1,886 2,096 2,333 20% 11% 1,740 1,762 (1) # VGTs (EOP) 4,947 6,439 7,649 9,096 10,084 11,196 24% 14% 7,935 8,073 (2) Gaming Revenue 168 240 322 410 513 593 38% 23% 94 101 (3) Other Revenue 5 8 10 13 15 17 39% 18% 3 3 Gross Revenues 173 248 332 423 527 610 38% 22% 97 105 % YoY Growth 43% 34% 27% 25% 16% (4) less: Gaming Taxes (50) (72) (97) (129) (172) (202) 38% 28% (28) (30) less: Scientific Gaming Sharing (1) (2) (3) (3) (4) (5) 44% 26% (1) (1) less: Location Sharing (58) (83) (111) (138) (168) (193) 38% 20% (33) (35) Gross Profit 64 91 122 152 183 210 38% 20% 36 38 % Margin 37% 37% 37% 36% 35% 34% 37% 37% less: Direct Operating Costs (14) (20) (27) (33) (40) (45) 39% 19% (8) (8) less: SG&A Expenses (16) (23) (31) (35) (38) (42) 38% 10% (8) (9) less: Public Company Costs -- -- -- (1) (2) (2) -- -- (5) EBITDA 33 49 64 83 103 121 39% 24% 19 21 % Margin 19% 20% 19% 20% 20% 20% 20% 20% % YoY Growth 45% 32% 30% 24% 18% less: Depreciation (13) (17) (21) (24) (27) (30) (6) (6) less: Amorization of Op Routes (8) (9) (14) (20) (21) (21) (4) (5) EBIT 13 22 29 39 56 71 9 10 % Margin 7% 9% 9% 9% 11% 12% 9% 10% less: Interest (4) (7) (11) (3) (1) (0) (3) (3) less: Other Income / (Expenses) (1) (3) (1) (1) -- -- (1) (0) less: Income Taxes (3) (1) (6) (7) (10) (12) (2) (2) Net Income 4 10 12 28 45 59 3 5 % Margin 2% 4% 4% 7% 8% 10% 3% 4% Facilities & Other Capex (12) (9) (12) (5) (3) (4) (2) (1) (6) Equipment Capex (13) (23) (19) (27) (13) (14) (3) (3) PA Expansion Capex -- -- -- -- (1) (1) -- -- Equipment Growth Capex (13) (23) (19) (27) (13) (15) (3) (3) (6) Unlevered Free Cash Flow 9 17 33 51 87 102 14 17 (7) M&A-Related (29) (53) (56) (25) (26) (25) (1) (1) Net Cashflow (20) (36) (24) 26 61 77 14 16 th 1. Pace’s location projections assume a 6 VGT is added in 400 of Accel’s high performance locations in Q4 2019 and M&A th 2. Top of the range assumes a 5% increase in HPD in Q4 2019 and 10% increase in 2020 and 6 VGTs contribute $139 HPD (or 50% of high performance subset’s average of $277 HPD) 3. Includes amusement revenue, ATM revenue, and revenue sharing 4. Assumes taxes increase from 30% current to 33% beginning Jul-2019 and 34% beginning Jul-2020 thereafter 5. EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs) 6. 2019 growth capex includes $15m from additional VGTs and new betting software rollout. FCF calculated as EBITDA less total capex 7. Includes operating partner payments 8. 2020E and 2021E are midpoint of Pace’s projection ranges. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume M&A Note: With respect to projections on this page, see page 2 “Use of Projections” under “Important Information”. EBITDA and free cash flow are non-GAAP financial measures that may not be comparable to other similarly titled measures of other companies. TPGH does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP. TPG PACE HOLDINGS CORP. 33Accel’s Financial Summary (2016A-2021E) $ in millions, except where indicated Quarterly (8) (8) 2016A 2017A 2018A 2019E 2020E 2021E 16A-18A 18A-21E 1Q19A 2Q19E (1) # Locations (EOP) 1,162 1,442 1,686 1,886 2,096 2,333 20% 11% 1,740 1,762 (1) # VGTs (EOP) 4,947 6,439 7,649 9,096 10,084 11,196 24% 14% 7,935 8,073 (2) Gaming Revenue 168 240 322 410 513 593 38% 23% 94 101 (3) Other Revenue 5 8 10 13 15 17 39% 18% 3 3 Gross Revenues 173 248 332 423 527 610 38% 22% 97 105 % YoY Growth 43% 34% 27% 25% 16% (4) less: Gaming Taxes (50) (72) (97) (129) (172) (202) 38% 28% (28) (30) less: Scientific Gaming Sharing (1) (2) (3) (3) (4) (5) 44% 26% (1) (1) less: Location Sharing (58) (83) (111) (138) (168) (193) 38% 20% (33) (35) Gross Profit 64 91 122 152 183 210 38% 20% 36 38 % Margin 37% 37% 37% 36% 35% 34% 37% 37% less: Direct Operating Costs (14) (20) (27) (33) (40) (45) 39% 19% (8) (8) less: SG&A Expenses (16) (23) (31) (35) (38) (42) 38% 10% (8) (9) less: Public Company Costs -- -- -- (1) (2) (2) -- -- (5) EBITDA 33 49 64 83 103 121 39% 24% 19 21 % Margin 19% 20% 19% 20% 20% 20% 20% 20% % YoY Growth 45% 32% 30% 24% 18% less: Depreciation (13) (17) (21) (24) (27) (30) (6) (6) less: Amorization of Op Routes (8) (9) (14) (20) (21) (21) (4) (5) EBIT 13 22 29 39 56 71 9 10 % Margin 7% 9% 9% 9% 11% 12% 9% 10% less: Interest (4) (7) (11) (3) (1) (0) (3) (3) less: Other Income / (Expenses) (1) (3) (1) (1) -- -- (1) (0) less: Income Taxes (3) (1) (6) (7) (10) (12) (2) (2) Net Income 4 10 12 28 45 59 3 5 % Margin 2% 4% 4% 7% 8% 10% 3% 4% Facilities & Other Capex (12) (9) (12) (5) (3) (4) (2) (1) (6) Equipment Capex (13) (23) (19) (27) (13) (14) (3) (3) PA Expansion Capex -- -- -- -- (1) (1) -- -- Equipment Growth Capex (13) (23) (19) (27) (13) (15) (3) (3) (6) Unlevered Free Cash Flow 9 17 33 51 87 102 14 17 (7) M&A-Related (29) (53) (56) (25) (26) (25) (1) (1) Net Cashflow (20) (36) (24) 26 61 77 14 16 th 1. Pace’s location projections assume a 6 VGT is added in 400 of Accel’s high performance locations in Q4 2019 and M&A th 2. Top of the range assumes a 5% increase in HPD in Q4 2019 and 10% increase in 2020 and 6 VGTs contribute $139 HPD (or 50% of high performance subset’s average of $277 HPD) 3. Includes amusement revenue, ATM revenue, and revenue sharing 4. Assumes taxes increase from 30% current to 33% beginning Jul-2019 and 34% beginning Jul-2020 thereafter 5. EBITDA is calculated as revenue less gaming taxes, revenue sharing, direct operating expenses, and SG&A expenses (including anticipated public company costs) 6. 2019 growth capex includes $15m from additional VGTs and new betting software rollout. FCF calculated as EBITDA less total capex 7. Includes operating partner payments 8. 2020E and 2021E are midpoint of Pace’s projection ranges. Ranges reflect potential for delay in roll-out timing of additional VGTs and new gaming software and assume M&A Note: With respect to projections on this page, see page 2 “Use of Projections” under “Important Information”. EBITDA and free cash flow are non-GAAP financial measures that may not be comparable to other similarly titled measures of other companies. TPGH does not consider these non-GAAP measures in isolation or as an alternative to similar financial measures determined in accordance with GAAP. TPG PACE HOLDINGS CORP. 33

Accel’s Community Engagement Folds of Honor Run the Ridge 5K Providing Educational Scholarships to the Children and Spouses Supporting Ray Graham Association to of Fallen and Disabled Military Service Members Empower People with Disabilities A foundation will further support the communities where Accel operates or anticipates operating in TPG PACE HOLDINGS CORP. 34Accel’s Community Engagement Folds of Honor Run the Ridge 5K Providing Educational Scholarships to the Children and Spouses Supporting Ray Graham Association to of Fallen and Disabled Military Service Members Empower People with Disabilities A foundation will further support the communities where Accel operates or anticipates operating in TPG PACE HOLDINGS CORP. 34

Illustrative Fully Diluted Share Count

Share count in millions	Illustrative Share Price								
	$10.00	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**	**$17.00**	**$18.00**
TPGH Public IPO Shares	45.0	45.0	45.0	45.0	45.0	45.0	45.0	45.0	45.0
TPGH Public Warrants[2, 3]	--	--	0.6	1.7	2.7	3.5	4.2	4.9	5.4
PIPE Shares	4.4	4.4	4.4	4.4	4.4	4.4	4.4	4.4	4.4
TPGH Sponsor Shares[1]	7.5	7.5	7.5	7.5	7.5	7.5	7.5	7.5	7.5
TPGH Sponsor Earnouts[4]	--	--	0.7	0.7	1.3	1.3	2.0	2.0	2.0
Seller Shares	29.5	29.5	29.5	29.5	29.5	29.5	29.5	29.5	29.5
Seller Earnouts[4]	--	--	1.0	1.0	2.0	2.0	3.0	3.0	3.0
Private Warrants[2, 5]	--	--	0.3	0.8	1.3	1.7	2.1	2.4	2.6
Foundation Shares[1]	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5	0.5
Total	**86.9**	**86.9**	**89.5**	**91.1**	**94.2**	**95.4**	**98.2**	**99.1**	**99.9**

1. Of original 11.25mm founder shares, TPGH sponsor has agreed to the cancellation of 1.25mm shares at closing, deferral of 2mm shares subject to earnout triggers, and transfer of 0.5mm shares to a foundation for charitable efforts in the communities Accel currently operates or anticipates operating in. Includes 200,000 Pace director shares
2. Assumes treasury share method for public and private warrants
3. 15.0mm public warrants issued as part of TPGH IPO with strike price of $11.50 and redemption price of $18.00
4. TPGH sponsor to receive 2mm earnout shares vesting in 3 equal tranches (0.7mm shares each) and Accel existing shareholders to receive 3mm earnout shares vesting in 3 equal tranches (1.0mm shares each) Earnout triggers: 1) $120mm 2021 EBITDA or $12.00 share price; 2) $140mm 2022 EBITDA or $14.00 share price; and 3) $160mm 2023 EBITDA or $16.00 share price
5. 7.3mm private warrants issued as part of TPGH IPO with strike price of $11.50. 1/3 of private warrants to be cancelled. 2.4m warrants issued to sellers at substantially similar terms to Pace's private warrants.

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TPG PACE HOLDINGS CORP.
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Key Definitions ▪ Go Live – the assigned date a location’s VGTs are activated and available to the public for play ▪ Hold Per Day (HPD) – the average amount of money held after payouts for each VGT on a daily basis → calculated as Net Terminal Income / 365 / # of VGT’s ▪ Illinois Gaming Board (IGB) – state agency that regulates both casino gaming and video gaming in Illinois. Comprised of a five-member board (appointed by the Governor and confirmed by the Senate), and a large staff of investigators, enforcement agents, financial and licensing staff, and attorneys. The IGB investigates and issues licenses to persons and entities involved in gaming, and regulates all day-to-day gaming activities ▪ Number of Locations / VGTs – Accel’s counts are based on Scientific Games terminal operator portal data which is updated at the end of each gaming day and includes locations that may be temporarily closed but still connected to the central system; competitor counts are based on Illinois Gaming Board reported data which is updated ~2-3 weeks after month and only includes locations / VGTs that are licensed to be live on the last day of the month ▪ Net Terminal Income (NTI) – the difference between the cash deposited into the VGT and the winnings paid to players ▪ Redemption Machine – a payout terminal at which a player redeems a voucher for the payment of cash ▪ Terminal Operator (TO) – an individual, partnership, corporation, or limited liability company that is licensed and that owns, services, and maintains video gaming terminals in licensed establishments ▪ Illinois Video Gaming Act (VGA) – enacted in July 2009 and amended in June 2019, authorizing the placement of up to six VGTs in licensed retail establishments, truck stops (some large truck stops are eligible for up to 10), and veteran and fraternal establishments. The VGTs are all connected to and monitored by a Central Communications System ▪ Video Gaming Terminal (VGT) – any electronic video game machine that, upon insertion of cash, electronic cards or vouchers, or any combination thereof, is available to play or simulate the play of a video game, including but not limited to video poker, line up, and blackjack, utilizing a video display and microprocessors in which the player may receive free games or credits that can be redeemed for cash. Excludes machines that directly dispense coins, cash, or tokens or are for amusement purposes only. Commonly referred to as a VGT or slot machine TPG PACE HOLDINGS CORP. 36Key Definitions ▪ Go Live – the assigned date a location’s VGTs are activated and available to the public for play ▪ Hold Per Day (HPD) – the average amount of money held after payouts for each VGT on a daily basis → calculated as Net Terminal Income / 365 / # of VGT’s ▪ Illinois Gaming Board (IGB) – state agency that regulates both casino gaming and video gaming in Illinois. Comprised of a five-member board (appointed by the Governor and confirmed by the Senate), and a large staff of investigators, enforcement agents, financial and licensing staff, and attorneys. The IGB investigates and issues licenses to persons and entities involved in gaming, and regulates all day-to-day gaming activities ▪ Number of Locations / VGTs – Accel’s counts are based on Scientific Games terminal operator portal data which is updated at the end of each gaming day and includes locations that may be temporarily closed but still connected to the central system; competitor counts are based on Illinois Gaming Board reported data which is updated ~2-3 weeks after month and only includes locations / VGTs that are licensed to be live on the last day of the month ▪ Net Terminal Income (NTI) – the difference between the cash deposited into the VGT and the winnings paid to players ▪ Redemption Machine – a payout terminal at which a player redeems a voucher for the payment of cash ▪ Terminal Operator (TO) – an individual, partnership, corporation, or limited liability company that is licensed and that owns, services, and maintains video gaming terminals in licensed establishments ▪ Illinois Video Gaming Act (VGA) – enacted in July 2009 and amended in June 2019, authorizing the placement of up to six VGTs in licensed retail establishments, truck stops (some large truck stops are eligible for up to 10), and veteran and fraternal establishments. The VGTs are all connected to and monitored by a Central Communications System ▪ Video Gaming Terminal (VGT) – any electronic video game machine that, upon insertion of cash, electronic cards or vouchers, or any combination thereof, is available to play or simulate the play of a video game, including but not limited to video poker, line up, and blackjack, utilizing a video display and microprocessors in which the player may receive free games or credits that can be redeemed for cash. Excludes machines that directly dispense coins, cash, or tokens or are for amusement purposes only. Commonly referred to as a VGT or slot machine TPG PACE HOLDINGS CORP. 36